Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

by and between

SCHOLAR ROCK HOLDING CORPORATION

and

GILEAD SCIENCES, INC.

Dated as of December 19, 2018

i

TABLE OF CONTENTS

(continued)

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 19, 2018, is by and between Scholar Rock Holding Corporation, a Delaware corporation (the “Company”), Gilead Sciences, Inc., a Delaware corporation (“the Investor”), and solely for the purposes of Section 11 hereof, each stockholder of the Company listed on Schedule A hereto (collectively, the “Major IRA Holders”).

RECITALS

WHEREAS, pursuant to the Share Purchase Agreement, dated as of the date hereof, by and between the Company and the Investor (as such agreement may be amended from time to time, the “Share Purchase Agreement”), the Investor agreed to purchase from the Company, and the Company agreed to issue to the Investor, an aggregate of 980,392 shares of Common Stock upon the terms and conditions therein;

WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, the Company and the Investor wish to define certain registration rights granted to the Investor on the terms and conditions set out in this Agreement; and

WHEREAS, the Company and the Major IRA Holders have executed and delivered the Irrevocable Registration Rights Waiver and Amendment (the “Irrevocable Waiver Agreement”) in the form attached as Exhibit A hereto, pursuant to which the Major IRA Holders irrevocably consent, effective as of December 23, 2018 (the “Effective Date”), to the registration rights granted to the Investor under this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Affiliate” means as to any specified Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” as defined in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” as defined in the Share Purchase Agreement.

“Closing” as defined in the Share Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” as defined in the Preamble.

“Demand Registrations” as defined in Section 2.3(a).

“Demand Registration Statements” as defined in Section 2.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Indemnified Party” as defined in Section 7.3.

“Indemnifying Party” as defined in Section 7.3.

“Investor” as defined in the Preamble.

“Lock-Up Period” means the period commencing on the Closing Date (as defined in the Share Purchase Agreement) and (A) with respect to fifty percent (50%) of the Registrable Securities, ending on the two (2) year anniversary of such Closing Date, (such date, the “First Lock-Up Expiration”) and (B) with respect to the remaining fifty percent (50%) of the Registrable Securities, ending on the three (3) year anniversary of such Closing Date (each period in clauses (A) and (B) with respect to the applicable Registrable Securities, a “Lock-Up Period”).

“Long-Form Demand Registration” as defined in Section 2.1(b).

“Long-Form Demand Registration Statement” as defined in Section 2.1(a).

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary or any other legal entity, and any Governmental Authority.

“Piggyback Registration” as defined in Section 3.1.

“Piggyback Registration Statement” as defined in Section 3.1.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Registrable Securities” means all shares of Common Stock acquired pursuant to the Share Purchase Agreement, and any securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company and any equity securities of the Company then outstanding that were issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of such shares of Common Stock. As to any Registrable Securities, such securities will cease to be Registrable Securities when: (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) such Registrable Securities may be sold pursuant to Rule 144 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale; (iv) such Registrable Securities cease to be outstanding, or (v) such Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” as defined in Section 6.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Shelf Demand Registration” as defined in Section 2.3(a).

“Shelf Registration Statement” as defined in Section 2.3(a).

“Short-Form Demand Registration” as defined in Section 2.2.

“Short-Form Demand Registration Statement” as defined in Section 2.2.

“Stockholder” means the Investor or any transferee to whom the Investor has transferred Registrable Securities in accordance with the Share Purchase Agreement and to whom registration rights are assigned in accordance with Section 12.2, in each case that is a holder of Registrable Securities.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters.

2.                                      Demand Registration Rights.

2.1                               Long-Form Registration.

(a)                                 At any time within the three (3) year period following the expiration of a Lock-up Period, the Stockholder shall be entitled to request registration under the Securities Act of the resale of all or part of the Stockholder’s Registrable Securities that are no longer subject to the lock-up restrictions under Section 10.1 of the Share Purchase Agreement with respect to such Lock-Up Period on Form S-1 or any similar long-form registration statement (a “Long-Form Demand Registration Statement”); provided, however, that with respect to any request under this Section 2.1(a): (i) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form S-3 or any similar short form registration statement for the resale of Registrable Securities, and (ii) such request shall cover at least $10,000,000 worth of the then current value of shares of Common Stock.

(b)                                 Upon receipt of any written request pursuant to this Section 2.1, the Company will use its reasonable best efforts to effect the registration under the Securities Act. A registration requested pursuant to this Section 2.1 is referred to herein as a “Long-Form Demand Registration.”

2.2                               Short-Form Registration. In addition to the Long-Form Demand Registration right provided pursuant to Section 2.1 above, at any time within the three (3) year period following the expiration of a Lock-up Period, when the Company is eligible to use Form S-3, the Stockholder shall be entitled to request, and the Company shall use reasonable best efforts to cause, registration under the Securities Act of the resale of all or part of their Registrable Securities that are no longer subject to the lock-up restrictions under Section 10.1 of the Share Purchase Agreement with respect to such Lock-Up Period on Form S-3 or any similar short-form registration statement (a “Short-Form Demand Registration Statement”); provided, however, that with respect to any request under this Section 2.2 such request shall cover at least $3,000,000 worth of the then current value of shares of Common Stock. A registration requested pursuant to this Section 2.2 is referred to herein as a “Short-Form Demand Registration.”

2.3                               Shelf Registration.

(a)                                 At any time after the Company is eligible to use Form S-3 or similar short-form registration statement and within the three (3) year period following the expiration of a Lock-up Period, the Stockholder shall be entitled to request that the Company file a shelf registration statement on Form S-3 (provided that in the event the Company is a well-known seasoned issuer as defined by Securities Act Rule 405 at the time of the filing of such registration, such registration will be an automatic shelf registration statement if requested by the Stockholder), to register the resale of all or part of the Stockholder’s Registrable Securities that are no longer subject to the lock-up restrictions under Section 10.1 of the Share Purchase Agreement with respect to such Lock-Up Period, pursuant to Securities Act Rule 415 (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference, if any, in such shelf registration statement)

(the “Shelf Registration Statement” and, together with the Long-Form Demand Registration Statement and the Short-Form Demand Registration Statement, the “Demand Registration Statements”). A registration requested pursuant to this Section 2.3(a), including a shelf takedown from a Shelf Registration Statement, is referred to herein as a “Shelf Demand Registration” (and, together with the Long-Form Demand Registration and the Short-Form Demand Registration, the “Demand Registrations”).

(b)                                 The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the Commission as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration Statement effective, from the date such Shelf Registration Statement becomes effective until the earlier to occur (i) the first date as of which all of the shares of Registrable Securities included in the Shelf Registration Statement have been sold or (ii) a period of three (3) years.

(c)                                  The Stockholder shall be limited to a total of two (2) Demand Registrations; provided (i) the number of shelf takedowns that are not Underwritten Offerings shall not be limited, and (ii) each Demand Registration shall be an Underwritten Offering if the Stockholder so advises the Company as a part of its request to file a Demand Registration Statement.

2.4                               Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1 below) for the Demand Registrations permitted under Section 2.1, Section 2.2 and Section 2.3. Other than as provided by Section 2.4 and Section 6.1, a registration will not count as a Demand Registration until the registration statement has become effective and, with respect to an underwritten shelf takedown, the prospectus supplement for such offer has been filed with the Commission; provided, however that if the Stockholder fails to reimburse the Company for reasonable and documented Registration Expenses with respect to a withdrawn Demand Registration in accordance with Section 6.1, the Stockholder shall forfeit such withdrawn Demand Registration.

2.5                               Priority. In the case of an Underwritten Offering, if the managing underwriters with respect to a Demand Registration advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Securities and other securities to be included in such underwritten offering creates a substantial risk that the price per share will be reduced, the number of securities that in the opinion of such underwriters can be sold without creating such risks shall be allocated to the Stockholder on a pari passu basis with (i) each “Holder” (each, an “IRA Holder”) as such term is defined under the Investors’ Rights Agreement, dated as of December 22, 2017, by and among the Company and other investors party thereto (the “Investors’ Rights Agreement”) and (ii) each other holder of other securities having registration rights, on a pro rata basis based on the total number of Registrable Securities held by the Stockholder hereunder, the total number of “Registrable Securities” (as defined in the Investors’ Rights Agreement) (the “IRA Registrable Securities”) held by such IRA Holder, and the total number of other securities held by such other holders having registration rights. Notwithstanding the foregoing, in no event will a Demand Registration pursuant to Section 2.1, Section 2.2 or Section 2.3 count as a Demand Registration for purposes of Section 2.3(c) unless (i) all Registrable Securities requested to be registered in such Demand Registration by the Stockholder are, in fact, registered in such registration if the offering is not underwritten, or (ii) at least fifty percent (50%) of all Registrable Securities requested to be registered in such Demand Registration by the Stockholder are, in fact, registered in such registration if the offering is underwritten.

2.6                               Restrictions.

(a)                                 The Company will not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of (i) a previous Demand Registration Statement; or (ii) a previous Piggyback Registration Statement under which the Stockholder requesting the Demand Registration had piggyback rights pursuant to Section 3.1 below wherein the Stockholder was permitted to register and sold at least 50% of the Registrable Securities included in such Piggyback Registration Statement.

(b)                                 The Company may postpone the filing of a Demand Registration Statement for a reasonable “blackout period” not in excess of one hundred twenty (120) days (and the time periods with respect to filing or effectiveness thereof shall be tolled correspondingly), if (i) the Board determines that such registration or offering could materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure could materially and adversely affect the Company, (ii) such registration would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply, or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

(c)                                  Such blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, financing or business combination transaction, or rendering the Company unable to comply with requirements under the Securities Act or the Exchange Act, a date not later than one hundred twenty (120) days from the date such deferral commenced, (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed, (iii) in the case of the recasting of historical financial statements, the date upon which such financial statements are filed by the Company with the Commission; provided, however, the Company shall use its reasonable best efforts to file such statements as promptly as practicable, and (iv) in the case of preparation of pro forma or acquired business financial statements, a date not later than seventy-five (75) days after the date of such acquisition. In no event shall there be more than one (1) blackout period during any rolling period of three hundred sixty-five (365) days.

2.7                               Selection of Underwriters. In connection with any underwritten Demand Registration, the Stockholder shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; provided that the selection of such investment banker or bankers and managers shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

2.8                               Additional Rights. The Company represents that, upon the Closing, it will have no obligation to any Person (other than the Stockholder) to register any of its securities (except as provided under the Investors’ Rights Agreement), and agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may (i) in the case of a demand registration, only include such securities in such demand registration on a pari passu basis with the Stockholder and (ii) in the case of a piggyback registration (either primary or secondary), only include such securities in such piggyback registration on a pari passu basis with the Stockholder.

3.                                      Piggyback Registrations.

3.1                               Right to Piggyback. For a period of three (3) years following the First Lock-Up Expiration, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of the resale of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice, at least fifteen (15) days prior to the proposed filing of such registration statement, to the Stockholder of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities that are no longer subject to the lock-up restrictions under Section 10.1 of the Share Purchase Agreement (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion, which request shall specify the number of such Registrable Securities desired to be registered and be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.

3.2                               Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell, and (ii) second, pari passu among the Stockholder, the IRA Holders, and other securities, if any, requested to be included in such registration by the holders thereof, on a pro rata basis based on the total number of Registrable Securities held by the Stockholder hereunder, the total number of IRA Registrable Securities held by such IRA Holders, and the total number of any other securities held by other holders having registration rights.

3.3                               Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration the IRA Registrable Securities requested to be included therein by the IRA Holders, the Registrable Securities requested to be included therein by the Stockholder, and any other securities, if any, requested to be included in such registration by other holders having registration rights on a pro rata basis based on the total number of Registrable Securities held by the Stockholder hereunder, the total number of IRA Registrable Securities held by such IRA Holder, and the total number of other securities held by other holders having registration rights.

3.4                               Selection of Underwriters. In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

3.5                               Payment of Expenses for Piggyback Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1 below) for the Piggyback Registrations under this Section 3.

4.                                      Additional Agreements.

4.1                               Holders’ Agreements. To the extent not inconsistent with applicable law, the Stockholder agrees that upon request of the Company or the underwriters managing any Underwritten Offering of the Company’s securities, it will (i) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired by such holder, owned directly (including holding as a custodian) or with respect to which such holder has beneficial ownership within the rules and regulations of the Commission (other than those included by such holder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the effective date of the registration statement for such Underwritten Offering, and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.

4.2                               Company’s Agreements. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) day period following the effective date of a registration statement of the Company for an underwritten Public Offering (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriters managing the Public Offering otherwise agree.

4.3                               Suspension of Resales.

(a)                                 The Company shall be entitled to suspend the use of the prospectus forming any part of a Demand Registration Statement or Piggyback Registration Statement for a reasonable “blackout period” not in excess of one hundred twenty (120) days (provided the time periods with respect to the effectiveness of such registration statement shall be tolled correspondingly) if (i) the Board determines that such registration or offering could materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure could materially and adversely affect the Company, (ii) an offering or sale pursuant to such prospectus would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply, or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

(b)                                 The blackout period will end upon the earlier to occur of (i) in the case of a bona fide business, financing or business combination transaction, or rendering the Company unable to comply with requirements under the Securities Act or the Exchange Act, a date not later than one hundred twenty (120) days from the date such deferral commenced, (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed, (iii) in the case of the recasting of historical financial statements, the date upon which such financial statements are filed by the Company with the Commission, provided however, the Company shall use its reasonable best efforts to file such statements as promptly as practicable and (iv) in the case of preparation of pro forma or acquired business financial statements, a date not later than seventy-five (75) days after the date of such acquisition. In no event shall there be more than one (1) blackout periods during any rolling period of three hundred sixty-five (365) days.

(c)                                  Upon its receipt of a written certification from the Company notifying the Stockholder of such suspension, the Stockholder will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until the Stockholder has received copies of the supplemented or amended prospectus or until such the Stockholder is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

5.                                      Registration Procedures.

5.1                               Company Obligations. Whenever the Company is required to file a registration statement under this Agreement or to use its reasonable best efforts to effect the registration of Registrable Securities, or whenever the Stockholder has requested that the resale of any Registrable Securities be registered in accordance with this Agreement, the Company shall, as expeditiously as reasonably practicable:

(a)                                 prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to the resale of such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel designated by the Stockholder covered by such registration statement and to the extent practicable under the circumstances, provide such counsel an opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Company shall consider in good faith any corrections reasonably requested by such counsel with respect to such information);

(b)                                 except as otherwise provided in this Agreement (including Section 2.3(b) hereof), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of (i) with respect to a Long Form Demand Registration Statement, one hundred eighty (180) days, and with respect to a Short Form Demand Registration Statement, two (2) years, and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                                  in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)                                 furnish to the Stockholder and underwriter of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus and summary prospectus) and such other documents as the Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;

(e)                                  use its commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Stockholder or underwriter reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or

(iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not subject to taxation);

(f)                                   promptly notify the Stockholder and underwriter of such Registrable Securities and confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

(g)                                  promptly notify the Stockholder and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 4.3, prepare and deliver a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)                                 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the same or similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;

(i)                                     provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(j)                                    enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of the Stockholder being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k)                                 use commercially reasonable efforts to cooperate with the Stockholder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Stockholder or the underwriter or managing underwriter, if any, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities;

(l)                                     subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by the Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration;

(m)                             advise the Stockholder and underwriter of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)                                 make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)                                 cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority (FINRA);

(p)                                 obtain for delivery to any underwriter of Registrable Securities an opinion or opinions of counsel for the Company in customary form;

(q)                                 at the request of the Stockholder in connection with an Underwritten Offering, furnish on the date or dates provided for in the underwriting agreement a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the Stockholder, covering such matters as such accountants, underwriters and Stockholder may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

(r)                                    with respect to underwritten Demand Registrations, make senior executives of the Company reasonably available to assist the underwriters with respect to, and participate in, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of, Registrable Securities pursuant to a registration statement; provided such road shows are reasonably requested by the managing underwriter and are customary for underwritten offerings that are comparable to such underwritten Demand Registration in size and the type of securities offered.

6.                                      Registration Expenses.

6.1                               The Company’s Expenses. Other than as provided by Section 2.4, the Company will pay all reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; fees and expenses incurred in connection with

FINRA and rating agencies; costs and expenses related to analyst and investor presentations and “roadshows”; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; fees and disbursements of the Company’s registered public accounting firm (including with respect to “comfort letters”); all reasonable fees and disbursements of one counsel for the Stockholder in connection with the registration; reasonable fees and disbursements of all other Persons retained by the Company; and any other fees and disbursements customarily paid by issuers of securities (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and the Stockholder, underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements (in connection with an underwritten Demand Registration) relating to the Registrable Securities will be borne by the Stockholder. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange. Notwithstanding the foregoing, if a request for Demand Registration for which the Company is obligated to pay all Registration Expenses pursuant to Section 2.4 and this Section 6.1 is subsequently withdrawn at the request of the Stockholder, the Stockholder shall forfeit such Demand Registration unless the Stockholder pays (or reimburses the Company) for all reasonable and documented Registration Expenses with respect to such withdrawn Demand Registration; provided that if, at the time of such withdrawal, the Stockholder shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Stockholder at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then the Stockholder shall not be required to pay any of such expenses and shall not forfeit their right to such Demand Registration.

6.2                               The Stockholder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, the Stockholder will pay all such expenses which are clearly and solely attributable to the registration of the Registrable Securities so included in such registration.

7.                                      Indemnification.

7.1                               By the Company. To the extent permitted by applicable Law, the Company shall indemnify, to the fullest extent permitted by law, the Stockholder and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) or actions or proceedings in respect thereof (whether or not such indemnified Person is party thereto) arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder expressly for use therein or by the Stockholder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder. The payments required by this Section 7.1 will be made promptly during the course of the investigation or defense, as and when bills are received or expenses incurred.

7.2                               By Stockholder. In connection with any registration statement in which the Stockholder is participating, the Stockholder will furnish to the Company in writing such information relating to such holder as requested by the Company and is reasonably necessary for use in connection with any such registration statement, prospectus or prospectus supplement and, to the fullest extent permitted by law, will indemnify the Company, its Subsidiaries, and, as applicable, each of their directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, the liability of the Stockholder will be in proportion to and limited to the net amount that it received from the sale of Registrable Securities pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from Stockholder’s fraudulent conduct or willful misconduct.

7.3                               Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except and only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (x) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (y) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party, or requires forms of relief other than the payment of monetary damages by the Indemnifying Party.

7.4                               Survival. The indemnification (and contribution provisions in Section 8 below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

8.                                      Contribution.

8.1                               Contribution. If the indemnification provided for in Section 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Parties, on the other hand, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Section 8, an indemnifying Stockholder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the Registrable Securities sold by the Stockholder exceeds (ii) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s fraudulent conduct.

8.2                               Equitable Considerations; Etc. The Company and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.                                      Compliance With Rule 144 And Rule 144a. For so long as the Company is subject to the report requirements of Section 13 or 15(d) of the Exchange Act, the Company shall take such measures and file such information, documents and reports as shall be required by the Commission as a condition to the availability of Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.

10.                               Participation In Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, lock-up agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.                               Representations, Warranties and Covenants of Major IRA Holders. Each Major IRA Holder hereby represents, warrants, and covenants to the Company and the Investor, severally and not jointly, that:

11.1                        Ownership. The Major IRA Holder is the sole legal and beneficial owner of the shares of Common Stock listed on Schedule A hereto (the “Shares”), which constitute all of the IRA Registrable Securities beneficially owned by such Major IRA Holder, and that no other person or entity has any interest in such Shares (other than in the case of a Major IRA Holder who is a natural person, a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

11.2                        Transfer. Beginning on the date of this Agreement and ending as of the day after the Effective Date, each Major IRA Holder (i) shall not cause or permit any Transfer of any of its Shares or enter into any agreement, option or arrangement with respect to a Transfer, and (ii) shall not deposit (or permit the deposit of) any of its Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations such Major IRA Holder contemplated under the Irrevocable Waiver Agreement. As used herein, a “Transfer” shall be deemed to have occurred if a Major IRA Holder (a) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of any of its Shares or any interest in such Shares or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein.

11.3                        Authorization. Where a Major IRA Holder is an entity, the Major IRA Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  The Major IRA Holder has all requisite power and authority to enter into this Agreement, and to perform its or his obligations hereunder.  All requisite action on the part of the Major IRA Holder required by applicable law for the authorization, execution and delivery by the Major IRA Holder of this Agreement and the performance of all of its or his obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Major IRA Holder and upon the due execution and delivery thereof by other parties hereto, will constitute valid and legally binding obligations of the Major IRA Holder, enforceable against such Major IRA Holder in accordance with the terms herein (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of laws governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

11.4                        No Conflicts or Consents. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Major IRA Holder do not and shall not: (a) violate any provision of applicable law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Major IRA Holder or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Major IRA Holder’s formation and governance documents, except, in the case of subsections (a) or (b), as would not materially and adversely affect the ability of the Major IRA Holder to perform its obligations hereunder. No consent, approval, authorization or other order of any Governmental Authority or third party is required to be obtained by the Major IRA Holder in connection with the authorization, execution and delivery of this Agreement.

12.                               Miscellaneous.

12.1                        Amendments and Waivers. Any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company and the Stockholder; provided Section 11 hereof may not be amended, modified or terminated, without the written consent of each Major IRA Holder. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.2                        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each party, including subsequent holders of Registrable Securities acquired in accordance with the Share Purchase Agreement; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the Stockholder, (y) each Major IRA Holder may not assign this Agreement (in whole or in part) without the prior written consent of the Company and the Stockholder, and (z) such assignee of the Investor executes and delivers to the Company a counterpart to this Agreement whereby it agrees to be bound by the terms of the Agreement.  Any assignment entered into without the requisite prior written consent shall be null and void.

12.3                        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

12.4                        Notices. Any notice or communication by the Company, the Stockholder or any Major IRA Holder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

Scholar Rock Holding Corporation
620 Memorial Drive
Second Floor

Cambridge, MA 02139
Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):

Scholar Rock Holding Corporation
620 Memorial Drive
Second Floor

Cambridge, MA 02139

Attention: VP, Head of Corporate Legal

Goodwin Procter LLP

100 Northern Ave.

Boston, MA 02210

Attention: Laurie A. Burlingame

If to the Investor:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attn: Alliance Management

with a copy (not constituting notice) to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attn: General Counsel

Fax: 650-522-5771

Morgan, Lewis & Bockius LLP

1400 Page Mill Rd

Palo Alto, CA 94304

Attention: Christopher A. Rose

The Company, the Stockholder or any Major IRA Holder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

12.5                        Governing Law; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each party irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York located in New York, NY, and (b) the United States District Court for the Southern District of New York, for the purposes of any action arising out of this Agreement.  Each party agrees to commence any such action either in the United States District Court for the Southern District of New York or if such action may not be brought in such court for jurisdictional reasons, in the courts of the State of New York located in New York, NY.  Each party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such party’s respective address set forth in Section 12.4 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.5(a).  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement in (i) the courts of the State of New York located in New York, NY, and (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

(b)                                 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.  Each party hereto (a) certifies that no representative or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 12.5(b).

12.6                        Remedies. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

12.7                        Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

12.8                        No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.9                        Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.10                 Entire Agreement. This Agreement, together with the other agreements referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) between the parties, or any of them, with respect to the subject matter hereof.

12.11                 Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

12.12                 Effectiveness. Sections 2 to 10 of this Agreement shall become effective automatically on the Effective Date immediately after the consent of the Major IRA Holders under the Irrevocable Waiver Agreement becomes effective, without further action by any party, and other sections of this Agreement shall become effective upon execution by all parties hereto. Until the Effective Date, Sections 2 to 10 hereof shall be of no force or effect and shall create no rights or obligations on the part of any party hereto.

12.13                 No Third Party Beneficiaries. Except as provided in Section 7 and Section 8, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.14                 Aggregation. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

GILEAD SCIENCES, INC.

By:	/s/ John G. McHutchison
Name:	John G. McHutchison, MD
Title:	Chief Scientific Officer, Head of R&D

SCHOLAR ROCK HOLDING CORPORATION

By:	/s/ Nagesh K. Mahanthappa
Name:	Nagesh K. Mahanthappa, PhD, MBA
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Solely, for purposes of Section 11:

STOCKHOLDERS:

ARCH Venture Fund VIII, L.P.

By: ARCH Venture Partners VIII, L.P.
Its: General Partner
By: ARCH Venture Partners VIII, LLC
Its: General Partner

By:	/s/ Mark McDonnell
Name: Mark McDonnell
Title: Managing Director

[Signature Page to Registration Rights Agreement]

Solely, for purposes of Section 11:

POLARIS VENTURE PARTNERS VI, L.P.

By:	POLARIS VENTURE MANAGEMENT
CO. VI, L.L.C.
ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND VI, L.P.

By:	POLARIS VENTURE MANAGEMENT
CO. VI, L.L.C.
ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

[Signature Page to Registration Rights Agreement]

Solely, for purposes of Section 11:

STOCKHOLDERS:

By:	/s/ Timothy Springer
Name: Timothy Springer

TAS PARTNERS, LLC

By:	/s/ Timothy Springer
Name: Timothy Springer
Title: Member

[Signature Page to Registration Rights Agreement]

SCHEDULE A
MAJOR IRA HOLDERS

Name and Address	Number of Shares Held
ARCH Venture Fund VIII, L.P.	2,637,617
ARCH Venture Partners
Attn: Mark McDonnell
8755 West Higgins Road
Suite 1025
Phone 773 380 6600
Fax 773 380 6606
Email mmcdonnell@archventure.com

Polaris Venture Partners VI, L.P.	2,541,341
1000 Winter Street
Suite 3350
Waltham, MA 02451

Polaris Venture Partners Founders’ Fund VI, L.P.	148,508
1000 Winter Street
Suite 3350
Waltham, MA 02451

Timothy Springer	3,202,091
36 Woodman Road
Newton, MA 02467

TAS Partners, LLC	275,903
36 Woodman Road
Newton, MA 02467

EXHIBIT A
IRREVOCABLE WAIVER AGREEMENT

IRREVOCABLE REGISTRATION RIGHTS WAIVER AND AMENDMENT

This Irrevocable Registration Rights Waiver and Amendment (this “Agreement”) is made effective as of December 19, 2018, by and among Scholar Rock Holding Corporation, a Delaware corporation (the “Company”), and the undersigned holders of Registrable Securities (the “Investors”).

Reference is hereby made to that certain Investors’ Rights Agreement by and among the Company and the parties thereto (the “Rights Agreement”), dated as of December 22, 2017, and as amended and in effect from time to time.  Capitalized terms used, but not defined herein, shall have the meanings given to such terms in the Rights Agreement.

WHEREAS

Section 2.10 of the Rights Agreement provides that the Company shall not, without the prior written consent of the holders of eighty percent (80%) of the Registrable Securities then outstanding (the “Requisite Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company that (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder ((i) and (ii), the “Prohibited Actions”);

WHEREAS

In connection with the Company’s entry into a Master Collaboration Agreement with Gilead Sciences, Inc. (“Gilead”), Gilead will be purchasing shares of the Company’ Common Stock having an aggregate purchase price of $30,000,000 (the “Share Purchase”);

WHEREAS

In connection with the Share Purchase, the Company plans to enter into a Registration Rights Agreement with Gilead, in substantially the form attached hereto as Exhibit A (the “Gilead Rights Agreement”), pursuant to which Gilead would be granted registration rights that are Prohibited Actions;

WHEREAS

The Company has requested that the Investors consent to the Company’s entry into the Gilead Rights Agreement and the granting of the registration rights specified therein to Gilead (collectively, the “Gilead Transaction”), and the undersigned Investors, representing the Requisite Holders, hereby desire to consent to the Gilead Transaction;

WHEREAS	Section 6.6 of the Rights Agreement provides that, subject to certain exceptions, the Rights Agreement may be amended only with the written consent of the Company and the Requisite Holders; and

WHEREAS

In connection with the Gilead Transaction, the Company has also requested that the Investors consent to the amendment of the Rights Agreement as set forth on Exhibit A hereto (the Rights Agreement Amendment”), and the undersigned

Investors, representing the Requisite Holders, hereby desire to consent to the Rights Agreement Amendment.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed to by all parties, the parties hereto agree as follows:

Rights Agreement

1.           Subject to, and contingent upon, the effectiveness of the Share Purchase, the undersigned Investors hereby consent, effective as of December 23, 2018 and on behalf of all Holders party to the Rights Agreement, to the Gilead Transaction in its entirety, including without limitation the Company’s grant of certain registration rights to Gilead, which without this consent, would be Prohibited Actions.

2.           Subject to, and contingent upon, the effectiveness of the Share Purchase, the undersigned Investors hereby consent, effective as of December 23, 2018 and on behalf of all Holders party to the Rights Agreement, to the Rights Agreement Amendment.

3.           Subject to, and contingent upon, the effectiveness of the Share Purchase, the undersigned Investors hereby agree, on behalf of all Holders party to the Rights Agreement, that once this Agreement is in effect, it shall be irrevocable.

4.           Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived only with the written consent of Gilead, which is an intended third-party beneficiary of this Agreement and shall have the right to enforce the terms hereof as though it were a party hereto.

General

4.             This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed an original instrument, and all such counterparts together shall constitute but one agreement.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered.

5.             This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Irrevocable Registration Rights Waiver and Amendment as of the date first above written.

SCHOLAR ROCK HOLDING CORPORATION

By:
Nagesh Mahanthappa
President and Chief Executive Officer

[Signature Page to Irrevocable Registration Rights Waiver and Amendment]

By:
Name: Timothy Springer

TASPARTNERS, LLC

By:
Name: Timothy Springer

POLARIS VENTURE PARTNERS VI, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. VI, L.L.C.
ITS GENERAL PARTNER

By:
Name: William E. Bilodeau
Title: Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND VI, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. VI, L.L.C.
ITS GENERAL PARTNER

By:
Name: William E. Bilodeau
Title: Attorney-in-fact

[Signature Page to Irrevocable Registration Rights Waiver and Amendment]

ARCH Venture Fund VIII, L.P.

By:	ARCH Venture Partners VIII, L.P.
Its:	General Partner
By:	ARCH Venture Partners VIII, LLC

Its:	General Partner

Managing Director

[Signature Page to Irrevocable Registration Rights Waiver and Amendment]

EXHIBIT A

The following supersedes and replaces Section 2.3(a) of the Rights Agreement:

“If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; and provided, however, that for the purpose of the foregoing sentence, the term “Holders” shall include Gilead Sciences, Inc. (“Gilead”), and the term “Registrable Securities” shall include the Registrable Securities held by Gilead, as defined in that certain Registration Rights Agreement, by and among the Company, Gilead and each stockholder of the Company listed on Schedule A thereto.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.”

The following supersedes and replaces Section 2.3(b) of the Rights Agreement:

“In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that for the purpose of the foregoing sentence, the term “Holders” shall include Gilead, and the term “Registrable Securities” shall include the Registrable Securities held by Gilead, as defined in that certain Registration Rights Agreement, by and among the Company, Gilead and each stockholder of the Company listed on Schedule A thereto.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering.  For purposes of the provision in this Subsection 2.3(a) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.”